SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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 FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 5, 2021

CANNAGISTICS, INC.

 (Exact name of registrant as specified in charter)

Delaware	000-55711	86-3911779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2110 5th Avenue Ronkonkoma, NY	11779
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-676-7230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange.

Item 1.01 Entry into a Material Definitive Agreement

On August 5, 2021, the Company issued FirstFire Global Opportunities Fund LLC, a Delaware limited liability company an Original Issue Discount $500,000 Promissory Note with a net amount of $250,000 from August 6, 2021. The Note bears 0% interest and is payable August 5, 2022, unless converted into shares of common stock by the Holder at the conversion price of $0.01 per share.

On August 10, 202, the Company issued GS Capital Partners LLC, a New York limited liability company an Original Issue Discount $150,000 Promissory Note, with a net amount of $75,000, from August 11, 2021. The Note bears 0% interest and is payable August 10, 2022, unless converted into shares of common stock by the Holder at the conversion price of $0.01 per share.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Promissory Note with FirstFire Global Opportunities Fund LLC
10.2	Promissory Note with GS Capital Partners LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannagistics, Inc.

Date: August 19, 2021	By:	/s/ James W. Zimbler
James W. Zimbler Vice President

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